As filed with the Securities and Exchange Commission on June 1, 2018
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_______________________________
EVOFEM BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)
_______________________________

Delaware	2834	20-8527075
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
12400 High Bluff Drive, Suite 600
San Diego, CA 92130
(858) 550-1900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_______________________________

Amended and Restated 2014 Equity Incentive Plan
(Full Title of the Plan)

Saundra Pelletier
President and Chief Executive Officer
Evofem Biosciences, Inc.
12400 High Bluff Drive, Suite 600
San Diego, CA 92130
(858) 550-1900
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_______________________________
Copies to:

Adam C. Lenain, Esq. Melanie Ruthrauff Levy, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 3580 Carmel Mountain Road, Suite 300 San Diego, CA 92130 Tel: (858) 314-1500	Alexander A. Fitzpatrick, Esq. General Counsel Evofem Biosciences, Inc. 12400 High Bluff Drive, Suite 600 San Diego, CA 92130 Tel: (858) 550-1900
___________________________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share
Reserved for future issuance under the Amended and Restated 2014 Equity Incentive Plan	5,042,070 (2)	$3.89 (3)	$19,613,652.30	$2,441.90
TOTAL	5,042,070		$19,613,652.30	$2,441.90

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)	Represents additional shares of Registrant’s Common Stock reserved for issuance under the Amended and Restated 2014 Equity Incentive Plan as of the date of this Registration Statement.

(3)
Estimated in accordance with Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Registrant’s Common Stock as reported on The Nasdaq Capital Market on May 30, 2018.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Evofem Biosciences, Inc. (“Registrant”) is filing this Registration Statement with the U.S. Securities and Exchange Commission (“SEC”) to register 5,042,070 additional shares of Common Stock under the Registrant’s Amended and Restated 2014 Equity Incentive Plan (the “Plan”), pursuant to the provisions of the Plan. All applicable share amounts reflect a 6:1 reverse split of the Registrant’s Common Stock effected on January 17, 2018. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the SEC on November 20, 2014 (Registration No. 333- 200409) and March 27, 2015 (Registration No. 333- 203059). In accordance with the instructional note to Part I of Form S-8 as promulgated by the SEC, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II
Information Required in the Registration Statement
Item 3 Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed on February 26, 2018;

(b)
all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above (in each case, except for the information furnished under Items 2.02 or 7.01 in any current report on Form 8-K);

(c)
the description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-36754) filed with the Commission on November 18, 2014 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.
You should rely only on the information provided or incorporated by reference in this registration statement or any related prospectus. The Registrant has not authorized anyone to provide you with different information. You should not assume that the information in this registration statement or any related prospectus is accurate as of any date other than the date on the front of the document.

Item 8 Exhibits.

Filed
Exhibit Number	Exhibit Description	Form	File No.	Filing Date	Herewith
4.1	Amended and Restated Certificate of Incorporation.	10-K	001-36754-18641425	2/26/2018
4.2	Amended and Restated Bylaws of the Registrant.	8-K	001-36754- 8546687	01/17/2018
4.3	Amended and Restated 2014 Equity Incentive Plan.	8-K	001-36754-18815508	5/8/2018
4.4	Form of Stock Certificate.	10-K	001-36754-18641425	02/26/2018
4.5	Form of Registration Rights Agreement.	8-K	001-36754-171139916	10/17/2017
5.1	Opinion of Mintz Levin				X
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.				X
23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.				X
23.3	Consent of Mintz Levin (contained in Exhibit 5.1).				X
24.1	Power of Attorney.				X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, California, on this 1st day of June, 2018.

EVOFEM BIOSCIENCES, INC.

By:	/s/ Saundra Pelletier
Name:	Saundra Pelletier
Title:	President and Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Saundra Pelletier and Justin J. File, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Evofem Biosciences, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Saundra Pelletier	President and Chief Executive Officer and Director (Principal Executive Officer)
Saundra Pelletier		June 1, 2018

/s/ Justin J. File	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Justin J. File		June 1, 2018

/s/ Thomas Lynch	Chairman of the Board
Thomas Lynch		June 1, 2018

/s/ Gillian Greer, Ph.D.	Director
Gillian Greer, Ph.D.		June 1, 2018

/s/ William Hall, Ph.D.	Director
William Hall, Ph.D., M.D.		June 1, 2018

/s/ Kim P. Kamdar, Ph.D.	Director
Kim P. Kamdar, Ph.D.		June 1, 2018

/s/Tony O’Brien	Director
Tony O’Brien		June 1, 2018

/s/ Colin Rutherford	Director
Colin Rutherford		June 1, 2018